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PROXY                                                               EXHIBIT 99.1

                                  QUANDO, INC.

                              520 NW Davis Street
                               Portland, OR 97209

Proxy solicited by Board of Directors for Special Meeting of the Shareholders--
                             January 27, 1999

  The undersigned hereby appoints David Billstrom and William Neuhauser, or each of them, proxies, each with the power of substitution, to vote the shares of the undersigned at the Special Meeting of the Shareholders of QUANDO, INC. on January 27, 1999, and any adjournments or postponements thereof, upon all matters that may properly come before the meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein.

  This proxy, which is solicited on behalf of the Board of Directors, will be voted FOR the matters described below unless the shareholder specifies otherwise, in which case it will be voted as specified. If you wish to vote in accordance with the Board of Directors' recommendations, please sign the proxy. You need not mark any boxes. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

The Board of Directors recommends a vote FOR the following matters to come before the meeting:

  To take the following actions:

  A. To approve and adopt the Agreement and Plan of Reorganization, dated as of July 24, 1998, as amended December 7, 1998, by and among Infoseek Corporation, Steelhead Acquisition Corp., Quando, Inc.,
      David Billstrom, William Neuhauser, Stanton R. Koch and U.S. Bank Trust, N.A.


  B. To appoint Stanton R. Koch as the Shareholder Representative in connection with the escrow provisions and pursuant to the Agreement and Plan of Reorganization.


  C. To approve the merger of Steelhead Acquisition Corp., a wholly owned subsidiary of Infoseek Corporation, with and into Quando, Inc. pursuant to the Agreement and Plan of Reorganization by which Quando would become a wholly owned subsidiary of Infoseek Corporation.

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                  FOR           AGAINST        ABSTAIN
                  [_]             [_]            [_]

                                        Dated: January   , 1999

                                        ----------------------------------------
                                        Signature(s) of Shareholder or
                                        Shareholders, (Executors,
                                        Administrators, Trustees, etc. should
                                        give full title).

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING OF THE SHAREHOLDERS, YOU ARE URGED TO MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY, FIRST BY FACSIMILE AND THEN BY USING THE ENCLOSED, POSTAGE-PAID ENVELOPE. ALL SHARES HELD BY THE UNDERSIGNED, WHETHER COMMON OR PREFERRED, SHALL BE DEEMED VOTED AS SET FORTH HEREIN.